                                   Exhibit ll
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                            Quarter Ended
                                                  April 30, 1996       April 30, 1995
PRIMARY

Net income                                       $       1,102,000    $        838,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                     (53,000)            (13,000)
                                                 ------------------   -----------------

Net income used in calculation of primary
    income per share                             $       1,049,000    $        825,000
                                                 =================    ================


Weighted average number of common shares
    outstanding during the period                        4,715,000           4,603,000

Add - common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                              366,000             326,000
                                                 -----------------    ----------------

Weighted average number of shares used in
    calculation of primary income per share              5,081,000           4,929,000
                                                 =================    ================

Primary income per common share                  $             .21    $            .17
                                                 =================    ================


FULLY DILUTED

Net income used in calculation of primary
    income per share                             $       1,049,000    $        825,000
                                                 =================    ================


Weighted average number of common shares
    outstanding during the period                        4,715,000           4,603,000

Add - common  equivalent  shares
    (determined using the "treasury stock"
    method) representing shares issuable
    upon exercise of stock options                         368,000             368,000
                                                 -----------------    ----------------

Weighted average number of shares used in
    calculation of fully diluted
    income per share                                     5,083,000           4,971,000
                                                 =================    ================


Fully diluted income per common share            $             .21    $            .17
                                                 =================    ================
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